As filed with the Securities and Exchange Commission on July 1, 2024

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________________________
ARQ, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware	27-5472457
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8051 E. Maplewood Ave., Suite 210 Greenwood Village, CO	80111
(Address of Principal Executive Office)	(Zip Code)
______________________________________
Arq, Inc. 2024 Omnibus Incentive Plan
(Full titles of the plans)
Robert Rasmus
Chief Executive Officer
8051 E. Maplewood Ave., Suite 210
Greenwood Village, CO 80111
(720) 598-3500
(Name, address, telephone number, including area code, and zip code of agent for service)
Copies to:

Clay Smith	Jeffrey A. Sherman
General Counsel and Secretary	Faegre Drinker Biddle & Reath LLP
8051 E. Maplewood Ave., Suite 210	1144 15th Street, Suite 3400
Greenwood Village, CO 80111	Denver, CO 80202
(720) 598-3500	(303) 607-3500
______________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
______________________________________

EXPLANATORY NOTE
Arq, Inc. (the "Company") is filing this Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") to register an aggregate of 2,609,028 shares of Company common stock, par value $0.001 per share ("Common Stock"), consisting of 2,500,000 shares of Common Stock newly reserved for issuance under the 2024 Omnibus Incentive Plan (the "2024 Plan") and 109,028 shares of Common Stock previously issued pursuant to the Advanced Emissions Solutions, Inc. 2022 Omnibus Plan, which were subsequently recycled for future issuance and are available under the 2024 Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"), and the instructions to Form S-8. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The Company hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

(1)our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 12, 2024, including the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2024;
(2)our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 8, 2024;
(3)our Current Reports on Form 8-K filed with the SEC on January 24, 2024, January 31, 2024, February 13, 2024, April 16, 2024, May 16, 2024, and June 13, 2024;
(4)the description of our common stock contained or incorporated by reference in our Registration Statement on Form 8-A filed with the SEC on July 6, 2016, as updated by any amendments or reports filed for the purpose of updating such description; and
(5)the description of our Series B Junior Participating Preferred Stock (currently traded with our common stock (contained or incorporated by reference in our Registration Statement on Form 8-A filed on May 8, 2017, as most recently amended by the Form 8-A filed on April 16, 2024, as updated by any amendments or reports filed for the purpose of updating such description.

In addition, the Company incorporates by reference all documents filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with Commission rules, unless specifically incorporated by reference into this registration statement) subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. All such incorporated documents shall be deemed to be a part of this registration statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated into this registration statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4.    Description of Securities.
    Not applicable.
Item 5.    Interests of Named Experts and Counsel.
    Not applicable.
Item 6.    Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.
Additionally, the Registrant’s Second Amended and Restated Certificate of Incorporation and Bylaws provide for the elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payments of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provisions do not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.
As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s Second Amended and Restated Certificate of Incorporation requires the Registrant to indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.
Article VII of the Registrant’s Bylaws provides that the Registrant shall indemnify its directors and officers to the fullest extent not prohibited by Delaware law.
Item 7. Exemption from Registration Claimed.
    Not applicable.

Item 8. Exhibits
A list of the exhibits required to be filed as a part of this Registration Statement on Form S-8 is set forth in the Exhibit Index, which follows, and is incorporated herein by reference.
EXHIBIT INDEX

Exhibit Number	Description
4.1
Second Amended and Restated Certificate of Incorporation of Advanced Emissions Solutions, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2013).

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective February 1, 2024 (incorporated by reference from Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2024).

4.3	Certificate of Designation of Series A Preferred Stock (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 1, 2023).
4.4
Certificate of Designation, Preferences, and Rights of Series B Junior Participating Preferred Stock of Advanced Emissions Solutions, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 8, 2017).

4.5	Conformed Copy of the Bylaws of Arq, Inc., as amended (incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2024).
4.6	Arq, Inc. 2024 Omnibus Incentive Plan (incorporated by reference from Exhibit 10.1 to the Company's Current Report on Form 8-K filed on June 13, 2024).
4.7	Advanced Emissions Solutions, Inc. 2022 Omnibus Incentive Plan (incorporated by reference from Exhibit 10.1 to the Company's Current Report on Form 8-K filed on May 17, 2022).
5.1*	Opinion of Faegre Drinker Biddle & Reath LLP.
23.1*	Consent of Moss Adams LLP.
23.2*	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page hereto).
107.1*	Filing Fee Table.
*    Filed herewith.
Item 9.    Undertakings.
(a)    The undersigned registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, Colorado, on July 1, 2024.

ARQ, INC.

By:	/s/ Robert Rasmus
Name:	Robert Rasmus
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Rasmus and Stacia Hansen, and each of them, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as either of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons have signed this Registration Statement in the capacities and on the date indicated.

Name	Title	Date

/s/ Robert Rasmus	Chief Executive Officer, Director	July 1, 2024
Robert Rasmus	(Principal Executive Officer)

/s/ Stacia Hansen	Chief Accounting Officer	July 1, 2024
Stacia Hansen	(Principal Financial and Accounting Officer)

/s/ Jeremy Blank	Director	July 1, 2024
Jeremy Blank

/s/ Laurie Bergman	Director	July 1, 2024
Laurie Bergman

/s/ Richard Campbell-Breeden	Director	July 1, 2024
Richard Campbell-Breeden

/s/ Carol Eicher	Director	July 1, 2024
Carol Eicher

/s/ Gilbert Li	Director	July 1, 2024
Gilbert Li

/s/ Julian McIntyre	Director	July 1, 2024
Julian McIntyre

/s/ L. Spencer Wells	Director	July 1, 2024
L. Spencer Wells